EXHIBIT 99.1

Arcadia Resources Announces $5 Million Debt Facility to Fund DailyMed Growth

Indianapolis, Indiana - April 1, 2008 - Arcadia Resources, Inc. (AMEX: KAD), a leading provider of innovative consumer health care services doing business under the trade name of Arcadia HealthCareSM, today announced it has obtained a new debt facility with a maximum borrowing amount of $5 million. The facility matures on October 31, 2009, bears interest at an annual rate of 10% and is secured by certain Company assets. The Form 8-K outlining details of this debt facility will be filed with the SEC on a timely basis.

"This financing will provide Arcadia with the cash to fund DailyMed and our related pharmacy fulfillment strategy and the working capital needs associated with the pharmacy business growth anticipated during our fiscal year beginning April 1, 2008," said Marvin R. Richardson, president and chief executive officer. "This deal represents an important first step towards executing our fiscal 2009 growth strategy and is significant in that the majority of debt will be used to grow our DailyMed business rather than meet core operating cash obligations."

About Arcadia HealthCareSM

Arcadia HealthCareSM is a service mark of Arcadia Resources, Inc. (AMEX: KAD), and is a leading provider of home care / medical staffing; respiratory / home medical equipment and specialty pharmacy services under its proprietary DailyMed™ program.

DailyMed™ transfers a patient's prescriptions, over-the-counter medications and vitamins, and organizes them into pre-sorted packets clearly marked with the date and time they should be taken. The 30-day supply of medication is delivered directly to a patient's home in a convenient dispensing box - with "peace of mind" a pharmacist has reviewed the entire medication profile for that month's supply. This consumer product is aimed at reducing medication errors, improving medication compliance and ultimately lowering the cost of care, and is available at www.DailyMedRx.com.

Additionally, Arcadia extends its health care offerings through affiliated and managed locations on a fee for service basis.

The Company, headquartered in Indianapolis, Indiana, has grown into 89 locations in 22 states and currently services over 50,000 homes annually through its 5,000 active employees. Arcadia HealthCare's comprehensive solutions are geared to keep people at home and healthier longer.

The Company's annual report on Form 10-K for the year ended March 31, 2007 is available on the Company's website (http://www.arcadiahealthcare.com) and the SEC website (http://www.sec.com).

Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors.  Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the Company's filings with the Securities and Exchange Commission from time to time, including the section entitled "Risk Factors" and elsewhere in the Company's most recent Annual Report on Form 10-K and subsequent periodic reports. Among the factors that could cause future results to differ materially from those provided in our press release are:  (i) we cannot be certain of our ability to generate sufficient cash flow to meet our obligations on a timely basis; (ii) the marketing initiatives currently planned in conjunction with our cross-selling initiatives and the State of Indiana, its agencies and other payors may be insufficient for our medication management products, including DailyMed,™ to achieve  the market penetration and the additional payor contracts and consumer purchasers necessary to meet our revenue growth targets; (iii) the metrics for the pilot launches of DailyMed™ in Minnesota and other States in which it has been implemented may not accurately predict the demand for  DailyMed™ in other States; (iv) we may not succeed in executing the national direct-to-consumer launch of DailyMed™ or the expanded cross-selling initiatives on schedule; (v) we may be required to make significant business investments that do not produce offsetting increases in revenue; (vi) we may be unable to execute and implement our growth strategy; (vii) our plan to further reduce SG&A costs may be unsuccessful; (viii) we may be unable to improve the  timely collection of our accounts receivables; and (ix) other unforeseen events may impact our business. The forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.

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Contacts

Amalia "Molly" Blanco (317) 569-8234, x 103